Exhibit 99.1

Contact: Elizabeth Rowland/Michelle Weese

(973) 541-8620

mediainquiries@pinnaclefoods.com

TONY FERNANDEZ NAMED EVP AND CHIEF SUPPLY CHAIN OFFICER

PINNACLE FOODS GROUP LLC

MOUNTAIN LAKES, NJ (February 9, 2011)—Pinnacle Foods Group LLC today announced the appointment of Antonio F. Fernandez as Executive Vice President and Chief Supply Chain Officer, effective immediately. Mr. Fernandez most recently served as Senior Vice President, Operations Excellence at Kraft Foods.

“We are pleased to welcome Tony to our Pinnacle Foods team,” says Pinnacle Foods CEO, Bob Gamgort. “His extensive experience, expertise and drive for results across all elements of the supply chain will strengthen our capabilities and drive enhanced productivity and performance.”

“Pinnacle Foods has a strong portfolio of brands whose success is driven by a lean, entrepreneurial culture,” says Fernandez. “I am excited to have the opportunity to contribute to its continued growth and success.”

In his new role with Pinnacle Foods, Mr. Fernandez will have end to end supply chain responsibilities, including the company’s manufacturing plants, procurement, customer service, distribution and logistics networks. Additionally, he will oversee Pinnacle’s food quality and safety programs.

Prior to his role as SVP Operations Excellence at Kraft Foods, Mr. Fernandez held the position of Chief Supply Chain Officer at Cadbury where he was responsible for all aspects of the confectionary company’s supply chain, which had a global footprint of 65 manufacturing facilities and over 60 distribution centers. Mr. Fernandez’s early career includes positions in manufacturing, procurement, engineering and consulting with Procter & Gamble Co., PepsiCo, Inc. and the Canaan Group, a general management-consulting firm. He holds a Bachelor of Science Degree in Chemical Engineering from Lafayette College.

Pinnacle Foods is a portfolio company of The Blackstone Group.

About Pinnacle Foods Group LLC

Millions of times a day in more than 85% of American households, consumers reach for Pinnacle Foods brands. We are a leading producer, marketer and distributor of high-quality branded food products, which have been trusted household names for decades. Headquartered in Mountain Lakes, NJ, our business employs more than 4,500 people in 21 sites around North America. We are a leader in the shelf stable and frozen foods segments and our brands hold the #1 or #2 market position in 8 out of 12 major category segments in which they compete. Our Duncan Hines Grocery Division manages brands such as Duncan Hines® baking mixes and

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frostings, Vlasic® pickles, peppers, and relish, Mrs. Butterworth’s® and Log Cabin® syrups, Armour® canned meats, Nalley® and Brooks® chili and chili ingredients, and Open Pit® barbecue sauces. Our Birds Eye Frozen Division manages brands such as Birds Eye®, Birds Eye Steamfresh®, C&W®, McKenzie’s®, and Freshlike® vegetables, Birds Eye Voila!® meals, Aunt Jemima® frozen breakfasts, Swanson® and Hungry-Man® dinners and entrees, Van de Kamp’s® and Mrs. Paul’s® seafood, Lender’s® bagels and Celeste® frozen pizza. Our Specialty Foods Division manages Tim’s Cascade Snacks®, Snyder of Berlin® and Husman’s® in addition to our food service and private label businesses. Further information is available at www.pinnaclefoods.com.

About The Blackstone Group

The Blackstone Group is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of corporate private equity funds, real estate funds, funds of hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

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